Exhibit 10.3

NOMINATING AGREEMENT

NOMINATING AGREEMENT (this “Agreement”), dated as of March 30, 2016, by and between Eagle Bulk Shipping Inc., a Marshall Islands corporation (the “Company”), and GoldenTree Asset Management LP, a Delaware limited partnership (“GoldenTree”), acting in its capacity as investment manager or advisor to certain private investment funds and managed accounts (the “GoldenTree Funds”) that Beneficially Own shares of Company Common Stock (as defined below).

WHEREAS, pursuant to the Amended and Restated Articles of Incorporation of the Company, among other things, the Company is authorized to issue capital stock consisting of 100,000,000 shares of Common Stock, par value $0.01 per share (the “Company Common Stock”), of which 38,287,504 shares are outstanding as of the date hereof;

WHEREAS, pursuant to the Second Lien Loan Agreement, dated as of the date hereof, among Eagle Shipping LLC, a wholly owned subsidiary of the Company, the Guarantors referred to therein, the Lenders referred to therein and Wilmington Savings Fund Society, FSB, as Agent and as Security Trustee (the “Loan Agreement”), the Company is required to, among other things, consummate the Initial Equity Issuance (as defined below) and the Additional Equity Issuance (as defined below);

WHEREAS, the Company and GoldenTree desire to enter into this Agreement setting forth certain rights and obligations with respect to the nomination of Directors to the Board of Directors of the Company (the “Board”) and certain other matters relating to the Board as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Additional Equity Issuance” means, if the Company shall have obtained the Stockholder Approval (as defined in the Loan Agreement), the issuance by the Company of additional shares of Company Common Stock as required by Item 5 of Schedule 10 of the Loan Agreement (in accordance with the percentages and in the amounts set forth on Schedule 2(b) of the Loan Agreement and in accordance with the other applicable terms of the Loan Agreement).

“Affiliate” of a specified Person is a Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the Person specified.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5(b)(i) under the Exchange Act. The terms “Beneficially Own” and “Beneficial Ownership” shall have correlative meanings.

“Board” has the meaning set forth in the preamble to this Agreement.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Common Stock” has the meaning set forth in the preamble to this Agreement.

“Control” (including the terms “Controlling,” “Controlled by” and “under common Control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. The investment manager or investment adviser of an investment fund or account shall be deemed to Control such fund or account for purposes of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the U.S. Securities and Exchange Commission thereunder.

“GoldenTree Funds” has the meaning set forth in the preamble to this Agreement.

“GoldenTree Nominee” has the meaning set forth in Section 2.1(a) of this Agreement.

“GoldenTree Pro Forma Shares” means (i) until consummation of the Initial Equity Issuance, the number of shares of Company Common Stock Beneficially Owned by the GoldenTree Funds and their Affiliates (without duplication as to any shares of Company Common Stock Beneficially Owned by any other Person) on the date of this Agreement, (ii) upon and after consummation of the Initial Equity Issuance until consummation of the Additional Equity Issuance, the number of shares of Company Common Stock Beneficially Owned by the GoldenTree Funds and their Affiliates (without duplication as to any shares of Company Common Stock Beneficially Owned by any other Person) immediately after consummation of the Initial Equity Issuance, and (iii) upon and after consummation of the Additional Equity Issuance, the number of shares of Company Common Stock Beneficially Owned by the GoldenTree Funds and their Affiliates (without duplication as to any shares of Company Common Stock Beneficially Owned by any other Person) immediately after consummation of the Additional Equity Issuance, in the case of each of (i), (ii) and (iii) as such number of shares may be equitably adjusted or exchanged to reflect any dividend, split, subdivision or combination of shares, or reclassification, recapitalization, merger, consolidation or other reorganization of or with respect to the Company Common Stock occurring subsequent to such time.

“GoldenTree Replacement Nominee” has the meaning set forth in Section 2.1(c) of this Agreement.

“GoldenTree Threshold Amount” has the meaning set forth in Section 2.1(a) of this Agreement.

“Initial Equity Issuance” means the issuance by the Company of 19.9% of the Company Common Stock as required pursuant to Item 5 of Schedule 10 of the Loan Agreement (in accordance with the percentages and in the amounts set forth on Schedule 2(a) of the Loan Agreement and in accordance with the other applicable terms of the Loan Agreement).

“Loan Agreement” has the meaning set forth in the preamble to this Agreement.

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof or other entity, and also includes any managed investment account.

“Proceeding” has the meaning set forth in Section 5.8 of this Agreement.

“Selected Courts” has the meaning set forth in Section 5.8 of this Agreement.

SECTION 1.2 Gender. For the purposes of this Agreement, the words “he,” “his” or “himself” shall be interpreted to include the masculine, feminine and corporate, other entity or trust form.

ARTICLE II

GOVERNANCE MATTERS

SECTION 2.1 Designees.

(a) From the date hereof and for so long as the GoldenTree Funds and their Affiliates collectively Beneficially Own a number of shares of Company Common Stock equal to or greater than 80% of the GoldenTree Pro Forma Shares (the “GoldenTree Threshold Amount”), GoldenTree shall have the right to designate one individual to serve as a member of the Board (the “GoldenTree Nominee”) subject to the terms and conditions and in accordance with the procedures herein, and the Board shall include on one committee of the Board such GoldenTree Nominee to serve on such committee of the Board, which committee shall be selected by GoldenTree (subject to any independence requirement imposed by law or by the rules of any national securities exchange on which the Company Common Stock may be listed or traded).

(b) GoldenTree hereby designates Casey Shanley as the GoldenTree Nominee and the Company agrees that the Board shall take all corporate action necessary to appoint Casey Shanley to the Board as of the date hereof, in each case with a term expiring at the next annual meeting of stockholders at which directors are to be elected. GoldenTree will cause the GoldenTree Nominee to submit to the Company each of the documents set forth in Section 2.1(d) promptly after GoldenTree receives the Company’s reasonable and customary forms of such documents.

(c) In the event that the GoldenTree Nominee shall for any reason cease to serve as a member of the Board during his term of office, so long as the GoldenTree Funds and their Affiliates satisfy the GoldenTree Threshold Amount, the resulting vacancy on the Board and on any committee of the Board on which the GoldenTree Nominee was serving prior to such cessation shall be filled by an individual designated by GoldenTree to serve as the GoldenTree Nominee (such individual, the “GoldenTree Replacement Nominee”) subject to the terms and conditions and in accordance with the procedures herein (including, without limitation, those set forth in Sections 2.1(d) and (e)).

(d) Any GoldenTree Replacement Nominee will promptly submit to the Company (i) prior to such GoldenTree Replacement Nominee being appointed to the Board, a fully completed copy of the Company’s standard director & officer questionnaire and other reasonable and customary director onboarding documentation required by the Company in accordance with past practice in connection with the appointment or election of new Board members and (ii) upon the request of the Company in connection with an election of directors, a written consent of such proposed nominee to being named as a nominee and to serve as a director if elected.

(e) Any GoldenTree Replacement Nominee must meet the following criteria: (i) such person is not a party to any agreement, arrangement or understanding with any person (A) concerning how such person, if elected as a director of the Company, will act or vote on any issue or question or (B) that could limit or interfere with such person’s ability to comply, if elected as a director of the Company, with his or her fiduciary duties under applicable law, (ii) such person has the relevant financial and business experience to be a director of the Company, (iii) such person meets the guidelines and policies with respect to service on the Board as in effect (the “Policies”), provided that such Policies are not inconsistent with the provisions of this Agreement; and (iv) to the extent required of all director nominees, the Company will have completed customary background checks for each such person and such background checks will not have resulted in any disqualifying information as reasonably determined by the Nominating Committee and not inconsistent with the provisions of this Agreement (clauses (i)-(iv), the “Director Criteria”). The Nominating and Governance Committee of the Board (the “Nominating Committee”) shall make its reasonable and good faith determination and recommendation regarding whether such person meets the Director Criteria within five (5) business days after such nominee has been submitted to the Company. In the event the Nominating Committee does not in good faith and in the reasonable exercise of its fiduciary duties accept a nominee as a result of such person not meeting the Director Criteria, so long as the GoldenTree Funds and their Affiliates satisfy the GoldenTree Threshold Amount, GoldenTree shall have the right to designate a substitute person meeting the Director Criteria whose appointment shall be subject to the Nominating Committee recommending such person in accordance with the procedures described above. Promptly after the Nominating Committee has accepted a nominee in accordance with the terms herein, the Board shall take all necessary actions to appoint the GoldenTree Replacement Nominee as a director with a term expiring at the next annual meeting of stockholders at which directors are to be elected. For the avoidance of doubt, nothing in the Director Criteria will make a GoldenTree Replacement Nominee ineligible to serve under the terms of this Agreement as a result of (i) being an employee, officer, director, partner or member of GoldenTree or any affiliate of GoldenTree (including any managed fund) or (ii) receiving compensation, expense reimbursement or indemnification or contribution from GoldenTree or any of its Affiliates in any of the foregoing capacities.

(f) For so long as the GoldenTree Funds and their Affiliates satisfy the GoldenTree Threshold Amount, the Board shall, subject to the Board’s good faith exercise of its fiduciary duties, (i) cause the GoldenTree Nominee or GoldenTree Replacement Nominee to be included on a slate of nominees for election to the Board proposed by the Company and/or the Board (or any committee thereof) and (ii) recommend the election of such GoldenTree Nominee or GoldenTree Replacement Nominee to the stockholders of the Company and solicit proxies for the election of such GoldenTree Nominee or GoldenTree Replacement Nominee in the same manner and to the same extent as other nominees to the Board. GoldenTree must provide to the Company, to the same extent as provided with respect to other nominees and within any reasonable specified timing constraints, such information as is required to be disclosed in proxy statements or other Company filings under applicable law or is otherwise necessary for the inclusion of the GoldenTree Nominee or GoldenTree Replacement Nominee on the Board’s slate of nominees for election as directors or for the Company to comply with applicable law.

(g) If the GoldenTree Nominee or any GoldenTree Replacement Nominee is not elected to the Board by stockholders after the Company’s compliance with Section 2.1(f), so long as the GoldenTree Funds and their Affiliates satisfy the GoldenTree Threshold Amount, the Board shall take all corporate action necessary to promptly appoint a different GoldenTree Replacement Nominee to the Board for a term expiring at the next annual meeting of stockholders at which directors are to be elected subject to the terms and conditions and in accordance with the procedures herein (including, without limitation, those set forth in Sections 2.1(d) and (e)).

(h) Notwithstanding anything to the contrary contained herein, each GoldenTree Nominee and GoldenTree Replacement Nominee that serves as a member of the Board (or committee of the Board) shall have the same rights and benefits, including with respect to insurance, indemnification, exculpation, compensation and fees, as are applicable to all independent directors of the Company (or, in the case of services as a member of a committee of the Board, as are applicable to the other members of such committee).

(i) If at any time the GoldenTree Funds and their Affiliates cease to satisfy the GoldenTree Threshold Amount, GoldenTree shall promptly, and not later than three business days after such event, (i) notify the Company that the GoldenTree Funds and their Affiliates have ceased to satisfy the GoldenTree Threshold Amount and (ii) cause the GoldenTree Nominee or any GoldenTree Replacement Nominee then sitting on the Board to resign from the Board and each committee and subcommittee of the Board with immediate effect.

ARTICLE III

TERMINATION

SECTION 3.1 Term. This Agreement shall automatically terminate (without any action by any party hereto) as of the time the GoldenTree Funds and their Affilates cease to satisfy the GoldenTree Threshold Amount.

SECTION 3.2 Survival. If this Agreement is terminated pursuant to Section 3.1, this Agreement shall become void and of no further force and effect provided that GoldenTree’s obligations under Section 2.1(i) will survive such termination until such time as GoldenTree causes the GoldenTree Nominee or any GoldenTree Replacement Nominee to resign from the Board and each committee and subcommittee of the Board or the GoldenTree Nominee otherwise ceases to be a member of the Board and each committee and subcommittee of the Board following such termination.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.1 Representations and Warranties of GoldenTree. GoldenTree represents and warrants to the Company that (a) GoldenTree is duly formed and validly existing under the laws of the State of Delaware; (b) GoldenTree is duly authorized to execute, deliver and perform this Agreement; (c) this Agreement has been duly executed and delivered by GoldenTree and is a valid and binding agreement of GoldenTree, enforceable against GoldenTree in accordance with its terms and (d) the execution, delivery and performance by GoldenTree of this Agreement does not violate or conflict with or result in a breach by GoldenTree of or constitute (or with notice or lapse of time or both would constitute) a default by GoldenTree under its formation documents, under any agreement to which GoldenTree is a party, any existing applicable law of any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof, exercising any statutory or regulatory authority of any of the foregoing, domestic or foreign, having jurisdiction over GoldenTree, or any agreement or instrument by which GoldenTree or any of its assets may be bound.

SECTION 4.2 Representations and Warranties of the Company. The Company represents and warrants to GoldenTree that (a) the Company is duly incorporated and validly existing under the laws of the Republic of the Marshall Islands; (b) the Company is duly authorized to execute, deliver and perform this Agreement; (c) this Agreement has been duly executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms; and (d) the execution, delivery and performance by the Company of this Agreement does not violate or conflict with or result in a breach by the Company of or constitute (or with notice or lapse of time or both would constitute) a default by the Company under its articles of incorporation in effect as of the date hereof, any existing applicable law of any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof, exercising any statutory or regulatory authority of any of the foregoing, domestic or foreign, having jurisdiction over the Company, or any agreement or instrument by which the Company or any of its assets may be bound.

ARTICLE V

MISCELLANEOUS

SECTION 5.1 Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by facsimile (provided a copy is thereafter promptly delivered as provided in this Section 5.1) or nationally recognized overnight courier, addressed to such party at the address or facsimile number set forth below or such other address or facsimile number as may hereafter be designated in writing by such party to the other parties:

(a)	if to the Company, to:

Eagle Bulk Shipping Inc. 300 First Stamford Place, 5th Floor Stamford, Connecticut 06902 (Telephone) (203) 276-8100 (Facsimile) (203) 276-8199 Attention: Adir Katzav

with a copy to:

Akin Gump Strauss Hauer & Feld LLP 1333 New Hampshire Avenue, N.W. Washington, DC 20036-1564 (Telephone) (202) 887-4121 (Facsimile) (202) 887-4288 Attention: Daniel Fisher, Esq.

(b)	if to GoldenTree, to:

GoldenTree Asset Management LP 300 Park Avenue, 21st Floor New York, New York 10022 (Telephone) (212) 847-3500 (Facsimile) (212) 847-3496 Attention: Peter Alderman

with a copy to:

Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, New York 10019 (Telephone) (212) 728-8267 (Facsimile) (212) 728-9267 Attention: Michael A. Schwartz, Esq.

SECTION 5.2 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “included”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

SECTION 5.3 Severability. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

SECTION 5.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement.

SECTION 5.5 Entire Agreement; No Third Party Beneficiaries. This Agreement (a) constitutes the entire agreement and supersedes all other prior agreements, both written and oral, among the parties with respect to the subject matter hereof and (b) is not intended to confer upon any Person, other than the parties hereto, any rights or remedies hereunder.

SECTION 5.6 Further Assurances. Each party shall execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by the other party hereto to give effect to and carry out the transactions contemplated herein. Subject to Section 2.1(h), each of the Company, on the one hand, and GoldenTree, on the other hand, will be responsible for its own costs, fees and expenses in connection with this Agreement.

SECTION 5.7 Governing Law; Equitable Remedies. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF). The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions and other equitable remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any of the Selected Courts (as defined below), this being in addition to any other remedy to which they are entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties hereto. Each party further agrees that, in the event of any action for an injunction or other equitable remedy in respect of such breach or enforcement of specific performance, it will not assert the defense that a remedy at law would be adequate.

SECTION 5.8 Consent To Jurisdiction. With respect to any suit, action or proceeding (“Proceeding”) arising out of or relating to this Agreement or any transaction contemplated hereby each of the parties hereto hereby irrevocably (i) submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware and the United States District Court for the District of Delaware and the appellate courts therefrom (the “Selected Courts”) and waives any objection to venue being laid in the Selected Courts whether based on the grounds of forum non conveniens or otherwise and hereby agrees not to commence any such Proceeding other than before one of the Selected Courts; provided, however, that a party may commence any Proceeding in a court other than a Selected Court solely for the purpose of enforcing an order or judgment issued by one of the Selected Courts; (ii) consents to service of process in any Proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, to the Company or GoldenTree at their respective addresses referred to in Section 5.1 hereof; provided, however, that nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law; and (iii) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREES THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE THE RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT AND TO HAVE ALL MATTERS RELATING TO THIS AGREEMENT BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

SECTION 5.9 Amendments; Waivers.

(a) No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed, in the case of an amendment, by the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 5.10 Assignment. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

EAGLE BULK SHIPPING INC.

By:____________________________________
Name:
Title:

Signature Page to GoldenTree Nominating Agreement

GOLDENTREE ASSET MANAGEMENT LP,

in its capacity as investment manager or advisor

to the GoldenTree Funds

By:____________________________________
Name:
Title:

Signature Page to GoldenTree Nominating Agreement